As filed with the Securities and Exchange Commission on July 18, 1997
                                                  Registration No. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of registrant as specified in its charter)

             MARYLAND                                     52-149660
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                      identification number)

                               2000 W. 41st Street
                            Baltimore, Maryland 21211
                                 (410) 467-5005
                    (Address of Principal Executive Offices)

                           INCENTIVE STOCK OPTION PLAN

                            (Full title of the plan)

                                 DAVID D. SMITH
                               2000 W. 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              PROPOSED            PROPOSED
                                            AMOUNT             MAXIMUM             MAXIMUM
          TITLE OF SECURITIES                TO BE         OFFERING PRICE         AGGREGATE            AMOUNT OF
           TO BE REGISTERED                REGISTERED         PER SHARE        OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Shares of Class A Common
Stock, $.01 par value...............        100,000           $29.125 (1)     $2,912,500(1)          $882.58(1)


(1) In accordance with the terms of the Incentive Stock Option Plan, as amended, the exercise price for incentive stock options shall not be less than 100% of the fair market value of the Class A Common Stock at the time the option is granted. In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for ungranted options, of the average of the high and low prices reported in the Nasdaq Stock Market on July 11, 1997, and (b) for granted options, of the actual exercise price specified in those granted options.



================================================================================

                  Except as set forth below, the entire content of the Form S-8 filed by Sinclair Broadcast Group, Inc. (the "Company") on June 9, 1995, Registration Statement No. 33-93348, is hereby incorporated by reference.

                                     PART II


ITEM 3. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legal validity of the Shares of Class A Common Stock of the Company offered by the Registrant pursuant to this Registration Statement is being passed upon by Wilmer, Cutler & Pickering.


ITEM 8. EXHIBITS

                  4 Incentive Stock Option Plan of the Company (incorporated by reference to Exhibit 10.66 of Amendment No. 3 to Form S-1 filed on June 5, 1995, Registration No. 33-90682)

                  5        Opinion of Wilmer, Cutler & Pickering.

                  23.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5).

                  23.2 Consent of Arthur Andersen LLP, independent certified public accountants dated July 17, 1997

                  24       Power of attorney (included on signature page).

                       [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 17th day of July 1997.

                                     SINCLAIR BROADCAST GROUP, INC.



                                     By:   /S/ DAVID D. SMITH
                                           -------------------------------------
                                           David D. Smith
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David D. Smith and David B. Amy as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                       Title                       Date
           ---------                       -----                       ----

   /s/ David D. Smith               Chairman of the Board,        July 17, 1997
-------------------------------     Chief Executive Officer,
       David D. Smith               President and Director
                                    (Principal executive officer)




    /s/ David B. Amy                Chief Financial Officer       July 17, 1997
-------------------------------     (Principal Financial and
        David B. Amy                Accounting Officer)





     /s/ Frederick G. Smith          Director                     July 17, 1997
-------------------------------
         Frederick G. Smith

           Signature                     Title                       Date
           ---------                     -----                       ----



   /s/ J. Duncan Smith                 Director                  July 17, 1997
-------------------------------
           J. Duncan Smith




    /s/ Robert E.Smith                 Director                  July 17, 1997
-------------------------------

           Robert E. Smith




    /s/ Basil A. Thomas                Director                  July 17, 1997
-------------------------------
           Basil A. Thomas





   /s/ William E. Brock                Director                  July 17, 1997
-------------------------------
          William E. Brock




    /s/ Lawrence E. McCanna            Director                  July 17, 1997
-------------------------------
        Lawrence E. McCanna

                                  EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------        -----------

4        Incentive  Stock  Option  Plan  (incorporated  by  reference to Exhibit
         10.66  of  Amendment   No.  3 to  Form  S-1  filed  on  June  5,  1995,
         Registration No. 33-90682).

5        Opinion of Wilmer, Cutler & Pickering

23.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5)

23.2     Consent  of  Arthur   Andersen  LLP,   independent   certified   public
         accountants dated July 17, 1997

24       Power of attorney (included on signature page)